Exhibit 99.1

Global Partners Reports Financial Results for First-Quarter 2011

- Product Volume Increases to Record 1.3 Billion Gallons

- Gross Profit Climbs 18% to $56.3 Million on Record Wholesale Gasoline Margin

WALTHAM, Mass.--(BUSINESS WIRE)--May 5, 2011--Global Partners LP (NYSE: GLP) today reported financial results for the three months ended March 31, 2011.

Net income for the first quarter of 2011 was $8.3 million, or $0.39 per diluted limited partner unit, compared with $17.4 million, or $1.23 per diluted limited partner unit, for the first quarter of 2010.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the three months ended March 31, 2011 was $24.8 million, compared with $25.9 million for the first quarter of 2010.

Distributable cash flow (DCF) for the first quarter of 2011 was $15.7 million, compared with $21.0 million for the comparable period in 2010.

EBITDA and DCF are non-GAAP (Generally Accepted Accounting Principles) financial measures, which are explained in greater detail below under "Use of Non-GAAP Financial Measures." Please refer to Financial Reconciliations included in this news release for reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures for the three months ended March 31, 2011 and 2010.

“Less favorable market conditions and fewer advantageous purchasing opportunities, primarily in our distillates business, continued to negatively impact net income, EBITDA and DCF in the first quarter of 2011,” said Eric Slifka, president and chief executive officer of Global Partners. “These results were partially offset by the performance of our wholesale gasoline business, which contributed to a record quarterly net product margin of $21.4 million and the highest product volume in our history, reflecting the success of our strategic efforts to expand our gasoline business.”

“Since mid-2010, we have purchased three terminal facilities in Newburgh, NY from Warex Terminals Corp.; acquired 190 Mobil retail gas stations in New England and a related wholesale fuel supply business; and contracted to supply other Mobil distributors in New England with more than 150 million gallons of branded and unbranded fuel annually,” Slifka said. “These initiatives have enabled us to further strengthen our terminal, marketing and supply assets.”

Sales for the first quarter of 2011 were $3.6 billion, compared with $2.0 billion for the same period in 2010, due primarily to a combination of volume increases and higher refined petroleum product prices. Wholesale segment sales were $3.3 billion, or 92% of total sales, for the first quarter of 2011, compared with $1.8 billion, or 94% of total sales, for the first quarter of 2010. Commercial segment sales were $253.8 million, or 7% of total sales, for the first quarter of 2011 compared with $118.7 million, or 6% of total sales, for the first quarter of 2010.

Combined product volume totaled 1.3 billion gallons in the first quarter of 2011, compared with 959.3 million gallons in the first quarter of 2010. Wholesale segment volume increased to 1.2 billion gallons in the first quarter of 2011 from 891.0 million gallons in the first quarter of 2010. Commercial segment volume increased to 112.3 million gallons in the first quarter of 2011 from 68.3 million gallons in the comparable period of 2010.

Combined gross profit increased 18% to $56.3 million in the first quarter of 2011 from $47.7 million in the first quarter of 2010. Within Global Partners’ wholesale segment, distillate net product margin decreased 38% to $20.9 million in the first quarter of 2011 versus $34.0 million in the first quarter of 2010. Wholesale gasoline net product margin improved 145% to a record $21.4 million from $8.7 million in the first quarter of 2010. Residual oil net product margin increased 3% to $2.9 million in the first quarter of 2011 from $2.8 million in the first quarter of 2010.

Recent Developments

  At its Albany, NY terminal, Global Partners has converted 230,000 barrels of storage capacity that can be utilized for either distillates or gasoline. In the second quarter of 2011, Global Partners is bringing into service an additional 200,000 barrels of distillate storage capacity at this facility.
  The Board of Directors of Global Partners’ general partner, Global GP LLC, declared a quarterly cash distribution of $0.50 per unit ($2.00 per unit on an annualized basis) on all of its outstanding common units for the period from January 1 through March 31, 2011. The distribution will be paid May 13, 2011 to unitholders of record as of the close of business May 4, 2011.

Business Outlook

“Despite some weakness in the distillates market, the combination of our new Mobil stations, the related fuel supply business and the Warex-Newburgh terminals helped the Partnership generate record product volume and record wholesale gasoline net product margin in the first quarter, while our commercial business also showed strong results,” Slifka said. “Looking ahead, we believe that Global Partners is positioned effectively for long-term growth.”

Financial Results Conference Call

Management will review Global Partners’ first-quarter 2011 financial results in a teleconference call for analysts and investors today.

Time:	10:00 a.m. ET

Dial-in numbers:	(877) 709-8155 (U.S. and Canada)
(201) 689-8881 (International)

The call also will be webcast live and archived on the Global Partners' website, www.globalp.com.

Use of Non-GAAP Financial Measures

EBITDA

EBITDA is a non-GAAP financial measure used as a supplemental financial measure by management and external users of Global Partners' consolidated financial statements, such as investors, commercial banks and research analysts, to assess the Partnership's:

  compliance with certain financial covenants included in its debt agreements;
  financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  ability to generate cash sufficient to pay interest on its indebtedness and to make distributions to its partners;
  operating performance and return on invested capital as compared to those of other companies in the wholesale, marketing and distribution of refined petroleum products, without regard to financing methods and capital structure; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

EBITDA should not be considered as an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income, and this measure may vary among other companies. Therefore, EBITDA may not be comparable to similarly titled measures of other companies.

Distributable Cash Flow

Distributable cash flow is an important non-GAAP financial measure for Global Partners' limited partners since it serves as an indicator of the Partnership's success in providing a cash return on their investment. Distributable cash flow means the Partnership's net income plus depreciation and amortization minus maintenance capital expenditures, as well as adjustments to eliminate items approved by the audit committee of the Board of Directors of the Partnership's general partner that are extraordinary or non-recurring in nature and that would otherwise increase distributable cash flow. Specifically, this financial measure indicates to investors whether or not the Partnership has generated sufficient earnings on a current or historic level that can sustain or support an increase in its quarterly cash distribution. Distributable cash flow is a quantitative standard used by the investment community with respect to publicly traded partnerships. Distributable cash flow should not be considered as an alternative to net income, cash flow from operations, or any other measure of financial performance presented in accordance with GAAP. In addition, Global Partners' distributable cash flow may not be comparable to distributable cash flow or similarly titled measures of other companies.

Forward-looking Statements

Some of the information contained in this news release may contain forward-looking statements. Forward-looking statements do not relate strictly to historical or current facts and include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “may,” “believe,” “should,” “could,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “continue,” “will likely result,” or other similar expressions. In addition, any statement made by Global Partners LP’s management concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects and possible actions by Global Partners LP or its subsidiaries are also forward-looking statements. Forward-looking statements are not guarantees of performance. Although Global Partners LP believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond the control of Global Partners LP, which may cause future results to be materially different from the results stated or implied in this news release. For additional information about risks and uncertainties that could cause actual results to differ materially from forward-looking statements, please refer to Global Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent filings the Partnership makes with the Securities and Exchange Commission. All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to Global Partners LP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this news release or and Global Partners LP expressly disclaims any obligation or undertaking to update these statements to reflect any change in its expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.

GLOBAL PARTNERS LP
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per unit data)
(Unaudited)

	Three Months Ended
	March 31,
	2011		2010

Sales	$3,551,072		$1,964,745
Cost of sales	3,494,822		1,916,977
Gross profit	56,250		47,768

Costs and operating expenses:
Selling, general and administrative expenses	21,110		16,578
Operating expenses	17,804		8,659
Amortization expenses	1,163		691
Total costs and operating expenses	40,077		25,928

Operating income	16,173		21,840

Interest expense	(7,880)		(4,064)

Income before income tax expense	8,293		17,776

Income tax expense	-		(387)

Net income	8,293		17,389

Less: General partner's interest in net income, including
incentive distribution rights	(200)	(1)	(339)	(2)

Limited partners' interest in net income	$8,093		$17,050

Basic net income per limited partner unit (3)	$0.40		$1.26

Diluted net income per limited partner unit (3)	$0.39		$1.23

Basic weighted average limited partner units outstanding	20,424		13,585

Diluted weighted average limited partner units outstanding	20,643		13,838

(1) On February 8, 2011, the general partner interest was reduced to 1.06% as a result of the Partnership's public offerings in November 2010 and February 2011. This calculation includes the effect of these public offerings and is based on a weighted average of 1.11% for the three months ended March 31, 2011.

(2) On March 19, 2010, the general partner interest was reduced to 1.34% as a result of the Partnership's public offering in March 2010. This calculation includes the effect of this public offering and is based on a weighted average of 1.66% for the three months ended March 31, 2010.

(3) Under the Partnership's partnership agreement, for any quarterly period, the incentive distribution rights ("IDRs") participate in net income only to the extent of the amount of cash distributions actually declared, thereby excluding the IDRs from participating in the Partnership's undistributed net income or loss. Accordingly, the Partnership's undistributed net income is assumed to be allocated to the limited partners' interest and to the general partner's interest. Limited partners' interest in net income is divided by the weighted average limited partner units outstanding in computing the net income per limited partner unit.

GLOBAL PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$5,847	$2,361
Accounts receivable, net	479,593	553,066
Accounts receivable - affiliates	1,096	1,230
Inventories	618,321	586,831
Brokerage margin deposits	14,567	15,501
Fair value of forward fixed price contracts	2,343	1,942
Prepaid expenses and other current assets	42,629	36,714
Total current assets	1,164,396	1,197,645

Property and equipment, net	418,521	422,684
Intangible assets, net	38,902	40,065
Other assets	11,509	11,922

Total assets	$1,633,328	$1,672,316

Liabilities and partners' equity
Current liabilities:
Accounts payable	$337,204	$443,469
Working capital revolving credit facility - current portion	178,652	193,198
Environmental liabilities - current portion	4,980	5,535
Trustee taxes payable	72,758	69,828
Accrued expenses and other current liabilities	28,277	30,494
Obligations on forward fixed price contracts and other derivatives	4,539	9,157
Total current liabilities	626,410	751,681

Working capital revolving credit facility - less current portion	364,348	293,502
Revolving credit facility	250,000	300,000
Environmental liabilities - less current portion	28,455	28,970
Other long-term liabilities	17,744	21,347
Total liabilities	1,286,957	1,395,500

Partners' equity	346,371	276,816

Total liabilities and partners' equity	$1,633,328	$1,672,316

GLOBAL PARTNERS LP
FINANCIAL RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Reconciliation of net income to EBITDA
Net income	$8,293	$17,389
Depreciation and amortization and amortization of deferred financing fees	8,602	4,049
Interest expense	7,880	4,064
Income tax expense	-	387
EBITDA	$24,775	$25,889

Reconciliation of net cash (used in) provided by operating activities to EBITDA
Net cash (used in) provided by operating activities	$(59,966)	$45,494
Net changes in operating assets and liabilities and certain non-cash items	76,861	(24,056)
Interest expense	7,880	4,064
Income tax expense	-	387
EBITDA	$24,775	$25,889

Reconciliation of net income to distributable cash flow
Net income	$8,293	$17,389
Depreciation and amortization and amortization of deferred financing fees	8,602	4,049
Amortization of routine bank refinancings (1)	(783)	-
Maintenance capital expenditures	(369)	(484)
Distributable cash flow	$15,743	$20,954

Reconciliation of net cash (used in) provided by operating activities to distributable cash flow
Net cash (used in) provided by operating activities	$(59,966)	$45,494
Net changes in operating assets and liabilities and certain non-cash items	76,861	(24,056)
Amortization of routine bank refinancings (1)	(783)	-
Maintenance capital expenditures	(369)	(484)
Distributable cash flow	$15,743	$20,954
(1) Commencing with the quarter ended March 31, 2011, our calculation of distributable cash flow will exclude non-cash amortization of deferred financing fees related to routine bank refinancings. Amortization of deferred financing fees in connection with expansion-related activities will continue to be included. We believe that this provides a more conservative methodology to this non-GAAP financial measure. Had this methodology been used previously, it would not have affected distribution decisions or the outcome of the recent conversion of subordinated units to common units. Had this methodology been used for the quarter ended March 31, 2010, distributable cash flow would have been lower by approximately $387,000.

CONTACT:
Global Partners LP
Thomas J. Hollister, 781-894-8800
Chief Operating Officer and
Chief Financial Officer
or
Global Partners LP
Edward J. Faneuil, 781-894-8800
Executive Vice President,
General Counsel and Secretary